Exhibit 21.1

Subsidiaries of the Registrant
Name	State or other Jurisdiction of Incorporation or Organization
Access Financial Holdings, LLC	Georgia
Access Financing LLC	Georgia
Atlanticus Funding IV LLC	Georgia
Atlanticus Funding VII, LLC	Georgia
Atlanticus Holdings Corporation	Georgia
Atlanticus Services Corporation	Georgia
Cahaba Energy LLC	Georgia
CAR Financial Services Guam Inc.	Guam
CAR Financial Services Inc.	Georgia
CAR Financial Services Saipan Inc.	Saipan
CAR Funding II Inc.	Nevada
Card Services Inc.	Georgia
CARS Acquisition LLC	Georgia
CCFC Corp.	Nevada
CCIS LLC	Georgia
CC Serve Corporation	Georgia
CCUK Finance Limited	United Kingdom
CCUK Holding Limited	United Kingdom
CIAC Corporation	Nebraska
Consumer Auto Receivables Servicing LLC	Georgia
Express Financial LLC	Georgia
Fortiva Financial LLC	Georgia
Fortiva Funding III LLC	Georgia
Fortiva Funding IV LLC	Georgia
Fortiva Funding LLC	Georgia
Fortiva Funding V LLC	Georgia
Fortiva Funding VI, LLC	Georgia
Fortiva Funding X, LLC	Georgia
Fortiva Holdings LLC	Georgia
Knightsbridge, LLC	Delaware
Mobile Tech Investments, LLC (1)	Georgia
Ochotiva, LLC	Georgia
Perimeter Funding Corporation	Nevada
Polygon Servicing LLC	Georgia
Santiago Prestamo, LLC	Georgia

Name	State or other Jurisdiction of Incorporation or Organization
TCK, LLC	Delaware
Transistor Holdings LLC (2)	Delaware
Wilton Acquisitions LLC	Georgia
Curae Finance, LLC (3)	Georgia
Agea Capital, LLC	Georgia

(1) The Company owns 89.8% of Mobile Tech Investments, LLC
(2) The Company owns 66.7% of Conductor, LLC, Transistor Holdings, LLC and Transistor, LLC
(3) The Company owns 80.0% of Curae Finance, LLC